UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 22, 2010
WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-11953	30-0513080

(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027

(Address of Principal Executive Offices)	(Zip Code)
(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 22, 2010, Willbros Group, Inc., a Delaware corporation (the “Company”), Co Merger Sub I, Inc., a Washington corporation and a wholly-owned subsidiary of the Company (“Merger Sub I”), Ho Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub II”), and InfrastruX Group, Inc., a Washington corporation (“InfrastruX”), entered into a Second Amendment to Agreement and Plan of Merger (the “Second Amendment”), amending the Agreement and Plan of Merger dated as of March, 11, 2010, by and among such parties, as previously amended on May 17, 2010. The Second Amendment extends the closing date and dates respecting certain termination rights by approximately two weeks. The Company now expects to complete the acquisition of InfrastruX on or around July 1, 2010.
     A copy of the Second Amendment is attached hereto as Exhibit 2 and is incorporated by reference into this Item 1.01 as though fully set forth herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibit is filed herewith.

Exhibit No.	Description
2	Second Amendment dated June 22, 2010 to Agreement and Plan of Merger dated as of March 11, 2010 among the Company, Merger Sub I, Merger Sub II and InfrastruX.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.
Date: June 28, 2010	By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2	Second Amendment dated June 22, 2010 to Agreement and Plan of Merger dated as of March 11, 2010 among Willbros, Merger Sub I, Merger Sub II and InfrastruX.

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